EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

FIRST QUARTER 2008 RESULTS DATE NOTIFICATION
25 April 2008

Basingstoke, UK and Philadelphia, US – April 16, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY) will announce first quarter 2008 earnings on Friday 25 April 2008.

Results press release will be issued at:	12:00 BST / 07:00 EDT

Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call for investors at 14:00 BST/9:00 EDT.

Please RSVP ssalah@shire.com (T: +44 (0)1256 894 160) for this conference call.

The details of the live conference call are as follows:

UK and International dial in	+44 (0)2030234496

US dial in	1 8669665335

Password/Conf ID	Shire

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investors section.  A slide presentation to accompany the call will also be available on the Shire website.

Registered in England 5492592  Registered Office as above

Replay:

A replay of the presentation will be available for two weeks.  Details are as follows:

UK and International dial in	44-20-8196-1998

US dial in	1-866-583-1035

Pin code	3008632#

Webcast replay	www.shire.com, in the investors section

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160

	Emily Berish (North America)	+1 484 595 8546

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com

Registered in England 5492592  Registered Office as above